[Type here]EX 10.1

REVOLVING CREDIT NOTE

NOT UNDER CHAPTER 346

$5,035,032.00   October 31, 2025

(Principal Amount)(Date)

FOR VALUE RECEIVED, Dawson Geophysical Company and Dawson Operating LLC, jointly and severally (hereinafter called "Maker", whether one or more) promises and agrees to pay to the order of Equify Financial, LLC ("Holder") at 6500 West Freeway, Suite 900, Fort Worth, TX 76116, or at such other place as Holder may from time to time designate, on October 31, 2025 the principal amount of Five Million Thirty-Five Thousand Thirty-Two and 00/100 Dollars ($5,035,032.00) or such lesser sum as Holder may loan and/or advance to or for the benefit of Maker on or after the date hereof in accordance with the terms hereof, payable in lawful money of the United States of America in 36 consecutive monthly installments, payable to Holder at its address in Fort Worth, Texas, each in the amount of $139,862.00 plus interest commencing on December 20, 2025 and continuing on the same day of each month thereafter until maturity on November 20, 2028, together with interest on the unpaid principal balance outstanding from time to time, payable at the maturity of each Scheduled Installment, at a per annum rate of thirteen (13%), calculated on the basis of a 360-day year for the actual number of days elapsed, unless such calculation would result in a usurious rate, in which event such calculation shall be on the basis of a 365-day year (but in no event shall such rate exceed any maximum permitted by applicable law).  Maker shall pay to Holder on demand, on each Installment not fully paid prior to the tenth day (or such longer period as required by law) after its due date, a late charge equal to the maximum percentage of such overdue installment legally permitted as a late charge, not to exceed five percent (5%); and after maturity of the entire indebtedness (whether by acceleration or otherwise), Maker shall pay, on demand, Interest on the unpaid indebtedness (excluding unpaid late charges) at the maximum lawful daily rate, but not to exceed 0.0666% per day, until paid in full, and if this note Is placed in the hands of an attorney to collect or enforce, a reasonable sum as attorney's fees.

Maker may borrow and reborrow pursuant to this note in one or more advances; provided, however, that the maximum unpaid principal balance outstanding hereunder (the "Maximum Permitted Amount") shall at no time exceed the sum of Five Million Thirty-Five Thousand Thirty-Two and 00/100 Dollars ($5,035,032.00). The Maximum Permitted Amount shall be reduced by the sum of One Hundred Thirty-Nine Thousand Eight Hundred Sixty-Two and 00/100 Dollars ($139,862.00) on the due date of the first Scheduled Installment hereunder and shall further be reduced by One Hundred Thirty-Nine Thousand Eight Hundred Sixty-Two and 00/100 Dollars ($139,862.00) on the due date of each Scheduled Installment thereafter (Example: On the due date of the third Scheduled Installment the Maximum Permitted Amount will be Four Million Six Hundred Fifteen Thousand Four Hundred Fourteen and 00/100 Dollars ($4,615,414.00)).

The unpaid principal balance of this note at any time shall be the aggregate of all amounts lent or advanced hereunder by Holder, less the amount of payments of principal made hereon by or for the account of Maker. It is contemplated that by reason of payments hereon there may be times when no indebtedness is owing hereunder, but notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans and/or advances made pursuant to and under the terms of this note subsequent to each such occurrence. All loans or advances and all payments made hereunder on account of principal or interest may be endorsed by Holder on a Schedule attached to and made a part hereof; but whether or not Holder shall create and attach such Schedule and endorse advances and payments thereon, the amount of all payments and advances as shown on the books and records of Holder shall be conclusive.

Notwithstanding the Scheduled Installments provided for above, Maker shall not be required to pay any principal on this note until the unpaid principal balance hereof from time to time outstanding is equal to or greater than the then Maximum Permitted Amount. In the event that the unpaid principal amount outstanding hereunder at any time, for any reason, exceeds the then Maximum Permitted Amount (as same, from time to time, is reduced). Maker shall forthwith pay to Holder a sum sufficient to reduce the outstanding unpaid principal amount hereunder to the then Maximum Permitted Amount and shall be required to pay the Scheduled Installments falling due thereafter. Any principal amount in excess of the then Maximum Permitted Amount shall in all respects be deemed to be included among the loans and/or advances made pursuant to the terms of this note and shall bear interest at the rate herein provided. In the event of a material adverse change in the financial condition of Maker or in the event of a default hereunder or under the terms of any security agreement executed by Maker in favor of Holder or any other instruments, documents or agreements executed by Maker in favor of Holder, or any other obligation of Maker to Holder, or if any representation or warranty, contained herein or in any security agreement executed by Maker in favor of Holder or any other related documents was false when made or becomes false, Holder shall have no obligation to make any advance hereunder.

Maker shall not, unless otherwise required by law, have any right to prepay any indebtedness for borrowed money now or hereafter owing to Holder (whether evidenced hereby or otherwise); provided, however, that Maker may prepay this note before maturity at any time or from time to time, but only in increments of $25,000.00 or more; and provided further that in no event shall the outstanding principal balance hereunder be reduced to less than 25% of the then Maximum Permitted Amount. There shall be no premium charged for prepayments made in accordance with the foregoing sentence of this paragraph. However, if the principal balance of this note is reduced to less than 25% of the then Maximum Permitted Amount, then and in such event Maker shall pay, as a prepayment premium, an amount equal to one percent (1%) of the difference between 25% of the then Maximum Permitted Amount and the lowest unpaid balance outstanding during such billing cycle, payable monthly on the due date of the next Scheduled Installment, but it is expressly agreed that such amount shall not constitute interest, and in no event will the interest payable hereunder exceed the maximum amount permitted by applicable law.

Maker may request advances hereunder at any time prior to the maturity hereof (provided no default has occurred under this note or any related writing); but Holder shall not be required to make any advance of less than $25,000.00, nor shall Holder be required to advance any sum which (when added to the then outstanding unpaid principal balance hereof) would result in an outstanding unpaid principal balance in excess of the then Maximum Permitted Amount. All requests for advances hereunder shall be in writing and signed by an authorized officer of Maker.

Upon nonpayment when due of any amount owing hereunder, or if default occurs under any related writing, Holder may, at its option, without notice or demand, accelerate the maturity of the indebtedness then outstanding under this note and declare same to be at once due and payable whereupon it shall be and become immediately due and payable. Maker also agrees to pay Holder's costs and expenses incurred in enforcing and/or collecting this note. Maker, all endorsers, guarantors and any other party liable on this note waive presentment for payment, demand, protest, notice of protest and notice of non-payment, default and dishonor, notice of intent to accelerate, notice of acceleration, and further, to the extent allowed by law, waive all benefit of valuation, appraisement and exemption laws. Holder may, without notice, extend the time of payment of this note, postpone the enforcement hereof, grant any other indulgence, add or release any party primarily or secondarily liable hereon and/or release or change any collateral securing this note without affecting or diminishing Holder's right of recourse against Maker, all endorsers, guarantors and all other parties liable on this note, which right is hereby expressly reserved.

In the event this note is prepaid in full at any time, whether voluntarily or involuntarily, Maker shall: (i) simultaneously pay a prepayment premium equal to the maximum amount permitted by law but not more than the sum of (a) nineteen hundredths of one percent (0.19%) of the principal amount then being prepaid multiplied by the number of whole or partial calendar months between the date of such prepayment and the scheduled final maturity date of the indebtedness being prepaid, and (ii) execute and deliver to Holder a written termination of this note.

It is the intention of Maker and Holder to conform strictly to applicable usury laws. Notwithstanding anything to the contrary in this note or any related writing, all agreements between Maker and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of maturity or otherwise, shall the interest contracted for, charged or received by Holder exceed the maximum amount permissible under applicable law. The right to accelerate maturity of sums due under this note does not include the right to accelerate any interest which has not otherwise been earned on the date of such acceleration, and Holder

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does not intend to charge or collect any unearned interest in the event of acceleration. If from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum lawful amount, the interest payable to Holder shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excess interest exceeds the unpaid balance of the principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any extension or renewal hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Maker and Holder.

Maker acknowledges and agrees that Maker's obligations hereunder shall be secured by any security agreement, mortgage, deed of trust or pledge executed by Maker in favor of Holder, whether now existing or hereafter executed.

This note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America, except that Texas Finance Code Chapter 346, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the revolving loan account created pursuant hereto. The proceeds from all loans and/or advances evidenced by this note are to be used for business purposes only, and no part thereof is to be used for primarily consumer, personal, family or household purposes.

Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect, as provided in Texas Finance Code §303.001, et seq., as amended.

As used in this note, the term "Holder" includes any future holder of this note. If more than one person signs this note, the obligations and agreements of each of them shall be joint and several.

THIS WRITTEN AGREEMENT AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENTAGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. THIS NOTE MAY NOT BE CHANGED OR TERMINATED ORALLY.

MAKER, AS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE LOANS OR OTHER FINANCIAL ACCOMMODATIONS AVAILABLE TO MAKER, HEREBY: IRREVOCABLY DESIGNATES AND APPOINTS THE TEXAS SECRETARY OF STATE AS ATTORNEY-IN-FACT AND AGENT FOR MAKER AND IN MAKER'S NAME, PLACE AND STEAD TO ACCEPT SERVICE OF ANY PROCESS WITHIN THE STATE OF TEXAS; AGREES TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT LOCATED IN TARRANT COUNTY, TEXAS, REGARDING ANY DISPUTE WITH HOLDER OR ANY OF HOLDER’S OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, INCLUDING WITHOUT LIMITATION ANY MATTER RELATING TO OR ARISING UNDER THIS OR ANY OTHER EXISTING OR FUTURE AGREEMENT WITH HOLDER, PROVIDED THAT HOLDER MAY BRING SUIT IN ANY OTHER COURT HAVING JURISDICTION; WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY SUCH ACTION OR PROCEEDING; WAIVES THE RIGHT TO TRANSFER THE VENUE OF ANY SUCH ACTION OR PROCEEDING; AND CONSENTS AND AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING BROUGHT IN ACCORDANCE HEREWITH SHALL BE GOOD AND SUFFICIENT IF SENT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO MAKER AT MAKER’S ADDRESS AS PROVIDED HEREIN. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL OF ANY CLAIM, CAUSE OF ACTION, COUNTERCLAIM, CROSS-CLAIM, DEFENSE OR OFFSET INVOLVING MAKER, HOLDER OR ANY OF HOLDER’S OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, OR ANY PERSON CLAIMING ANY RIGHT OR INTEREST ACQUIRED FROM, THROUGH OR UNDER ANY OF THEM; AND MAKER FURTHER HEREBY WAIVES ANY AND ALL SPECIAL, EXEMPLARY, PUNITIVE AND CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT AND/OR THE ACTS OR OMISSIONS OF HOLDER OR ANY ASSIGNEE.

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MAKER:Dawson Geophysical Company and Dawson Operating LLC, jointly and severally

Dawson Geophysical Company

By:	/s/ Ian Shaw
Name	Ian Shaw
Title:	CFO	:

Dawson Operating LLC, a subsidiary of
Dawson Geophysical Company

By:	/s/ Ian Shaw
Name	Ian Shaw
Title:	CFO

(Witness for all Makers)

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